As filed with the Securities and Exchange Commission on June 28, 2021

Registration No. 333-253146

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 7

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UpHealth, Inc.

(fka GigCapital2, Inc.)

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8099 (Primary Standard Industrial Classification Code Number)	83-3838045 (I.R.S. Employer Identification No.)

14000 S. Military Trail, Suite 230

Delray Beach, Florida 33484

Tel: (312) 618-1322

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Ramesh Balakrishnan

Chief Executive Officer

UpHealth, Inc.

14000 S. Military Trail, Suite 230

Delray Beach, Florida 33484

Tel: (312) 618-1322

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jeffrey C. Selman, Esq. Ben Griebe, Esq. John Maselli, Esq. DLA Piper LLP (US) 555 Mission Street, Suite 2400 San Francisco, CA 94105 Tel: (415) 615-6095	Kate Bechen, Esq. Husch Blackwell LLP 511 North Broadway, Suite 1100 Milwaukee, Wisconsin 53202 Tel: (414) 273-2100	David Ni, Esq. Joshua DuClos, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Tel: (212) 839-5300

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common stock, par value $0.0001 per share	3,000,000	$10.305	$30,915,000	$3,372.83

(1)

All securities being registered were issued by GigCapital2, Inc., a Delaware corporation (“GigCapital2”) on June 9, 2021 in connection with the closing on that date of GigCapital2’s initial business combinations (the “Business Combinations”) with (i) UpHealth Merger Sub, Inc. and UpHealth Holdings, Inc. (“UpHealth Holdings”), (the “UpHealth Business Combination”), with UpHealth Holdings surviving the UpHealth Business Combination as a wholly-owned subsidiary of GigCapital2 and (ii) Cloudbreak Health Merger Sub, LLC and Cloudbreak Health, LLC (“Cloudbreak”) (the “Cloudbreak Business Combination”), with Cloudbreak surviving the Cloudbreak Business Combination as a wholly-owned subsidiary of GigCapital2. In connection with the UpHealth Business Combination and the Cloudbreak Business Combination, GigCapital2 has changed its name to “UpHealth, Inc.”

(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting of any stock dividend, stock split, recapitalization or other similar transaction. These securities are being registered solely in connection with the resale of common stock by certain selling stockholders (the “PIPE Investors”) that entered into subscription agreements with GigCapital2, pursuant to which GigGCapital2 agreed to issue and sell to the PIPE Investors, in private placements that are expected to close immediately prior to the closing of the Business Combination, an aggregate of 3,000,000 shares of its common stock, par value $0.0001 per share (the “common stock”).

(3)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s ordinary shares as reported on February 11, 2021, which was approximately $10.305 per share.

(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTES

This registration statement registers the resale of up to 3,000,000 shares of common stock (the “PIPE Shares”), par value $0.0001 per share (the “common stock”) of UpHealth, Inc., a Delaware corporation that was formerly named GigCapital2, Inc. (“UpHealth” or the “Company” and with respect to historical periods, events and actions, “GigCapital2”), by the selling stockholders named in the prospectus (or their permitted transferees) who were issued the PIPE Shares in a private placement immediately prior to the closing on June 9, 2021 of the business combinations (the “Business Combinations”) by and among (i) GigCapital2, UpHealth Merger Sub, Inc. (“UpHealth Merger Sub”), a Delaware corporation, and UpHealth Holdings, Inc. (“UpHealth Holdings”), a Delaware corporation (the “UpHealth Business Combination”), with UpHealth Holdings surviving the UpHealth Business Combination as a wholly-owned subsidiary of GigCapital2, pursuant to the terms of the UpHealth Business Combination Agreement, dated as of November 20, 2020, as amended, by and among GigCapital2, UpHealth Merger Sub and UpHealth Holdings, and (ii) the merger of Cloudbreak Health Merger Sub, LLC (“Cloudbreak Merger Sub”), a Delaware limited liability company, and Cloudbreak Health, LLC (“Cloudbreak”), a Delaware limited liability company (the “Cloudbreak Business Combination” and, together with the UpHealth Business Combination, the “Business Combinations”), with Cloudbreak surviving the Cloudbreak Business Combination as a wholly-owned subsidiary of GigCapital2, pursuant to the terms of the Cloudbreak Business Combination Agreement, dated as of November 20, 2020, as amended, by and among GigCapital2, Cloudbreak Merger Sub and Cloudbreak. In connection with the Business Combinations, GigCapital2 changed its name to “UpHealth, Inc.”

Note to Amendment No. 7: The Company is filing this Amendment No. 7 to its Registration Statement on Form S-1 (File No. 333-253146) solely to amend Item 16(a) of Part II thereof and to file updated consents of auditors, filed herewith as Exhibits 23.2 to 23.10 (the “Consents”), and to update the estimated accounting fees and expenses under Item 13 of Part II. Accordingly, this Amendment consists only of the facing page, the explanatory notes, Part II of the Registration Statement, the signature pages to the Registration Statement, and the Consents filed as exhibits. This Amendment No. 7 does not modify any provision of the preliminary prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of common stock being registered hereby.

Expense	Estimated Amount
Securities and Exchange Commission registration fee	$3,373
Accounting fees and expenses	$140,000
Legal fees and expenses	$200,000
Financial printing and miscellaneous expenses	$20,000

Total	$363,373

Item 14. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, permits a corporation to indemnify its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties. The directors or officers must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, an action only by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they must have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification may be made if such person must have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought must determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. The current certificate of incorporation and the bylaw of the registrant provide for indemnification by the registrant of its directors, senior officers and employees to the fullest extent permitted by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its charter that a director of the corporation must not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. The current certificate of incorporation of the registrant provide for such limitation of liability.

We have entered into indemnification agreements with each of our directors and officers in which we have agreed to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, our amended and restated certificate of incorporation, our amended and restated bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.

We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

We have purchased and intend to maintain insurance on behalf of the registrant and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 15. Recent Sales of Unregistered Securities.

On March 12, 2019, our Sponsor and Northland Investment purchased from us an aggregate of 2,500,000 shares of Common Stock, or “founder shares,” for an aggregate purchase price of $25,000, or approximately $0.01 per share, in a private placement. Of these, 2,378,125 founder shares were purchased by our Sponsor for an aggregate purchase price of approximately $23,781.25; and 121,875 founder shares were purchased by Northland Investment for an aggregate purchase price of approximately $1,218.75. In April 2019, we effected a stock dividend of 0.493 shares of Common Stock, resulting in our Sponsor and Northland Investment holding an aggregate of 3,732,500 shares of Common Stock. Subsequently, our Sponsor and Northland Investment sold 68,041 shares and 31,959 shares, respectively, to EarlyBird and the EarlyBird Group collectively for an aggregate purchase price of $669.79 or $0.0067 per share. Up to 487,500 founder shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised during this offering. If the over-allotment is not fully sold, our Sponsor may forfeit up to 454,891 founder shares; EarlyBird and the EarlyBird Group may forfeit up to 13,044 founder shares; and Northland Investment may forfeit up to 19,565 founder shares. The function of the terms of forfeiture shall be to maintain the representation by the Founders of 20.0% of the outstanding shares of our Common Stock upon completion of this offering (excluding the private shares, the insider shares and the private underwriter shares). Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Additionally, we intend to issue, prior to the consummation of this offering, 5,000 shares of our Common Stock, or “insider shares,” in consideration of future services, to Ms. Tara McDonough, our Vice President and Chief Financial Officer. Such securities will be issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

In addition, our Sponsor, Northland Investment and EarlyBird have committed to purchase an aggregate of 449,500 private units (or 518,500 private units if the underwriters’ over-allotment is exercised in full), at $10.00 per unit in a private placement that will close simultaneously with this offering. Among the private units, 384,500 units (or 443,750 units if the underwriters’ over-allotment is exercised in full) will be purchased by our Sponsor; and 26,000 units (or 29,900 units if the underwriters’ over-allotment is exercised in full) will be purchased by EarlyBird; 39,000 (44,850 units if the underwriters’ over-allotment is exercised in full) will be purchased by Northland Investment. Northland has also committed to purchase 100,000 private underwriter shares (or 120,000 private underwriter shares if the underwriters’ over-allotment option is exercised in full) at $10.00 per share in a private placement that will close simultaneously with this offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Each of our Founders, Northland, and Ms. McDonough is an accredited investor for purposes of Rule 501 of Regulation D. No underwriting discounts or commissions were paid with respect to such sales/

On June 9, 2021, immediately prior to the Closing of the Business Combinations, we issued and sold (1) an aggregate of 3,000,000 shares of Common Stock (the “PIPE Shares”) at $10.00 per share, plus warrants to purchase up to an additional 300,000 shares of common stock (one warrant for every 10 PIPE Shares purchased) at an exercise price of $11.50 per share, for an aggregate purchase price of $30,000,000, to certain institutional investors in private placements, including Oppenheimer & Co. Inc., the placement agent for the private placements, and (2) $160,000,000 aggregate principal amount of unsecured convertible notes due in 2026 (the

“Notes”), in private placements to certain institutional investors. The Notes are convertible into approximately 15,023,475 shares of Company Common Stock. These issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

Item 16. Exhibits and Financial Statements.

(a)	Exhibits.

Exhibit No.	Description

2.1†**	UpHealth Business Combination Agreement, dated as of November 20, 2020 (as amended by the First Amendment dated as of January 29, 2021, the Second Amendment, dated as of March 23, 2021, and the Third Amendment, dated as of April 23, 2021), by and among GigCapital2, Inc., UpHealth Merger Sub, Inc. and UpHealth Holdings, Inc. (included as Annex A to GigCapital2’s proxy statement/prospectus filed with the SEC on February 8, 2021).

2.2†**	Cloudbreak Business Combination Agreement, dated as of November 20, 2020 (as amended by the Amendment, dated as of April 23, 2021), by and among GigCapital2, Inc., Cloudbreak Merger Sub, LLC. Cloudbreak Health, LLC, solely with respect to Section 7.15, Chirinjeev Kathuria and Mariya Pylypiv and UpHealth Holdings, Inc., and Shareholder Representative Services LLC. (included as Annex B to GigCapital2’s proxy statement/prospectus filed with the SEC on February 8, 2021).

2.3**	Agreement and Plan of Merger, by and among UpHealth Holdings, Inc., UpHealth BHS Merger Sub, Inc., Behavioral Health Service, LLC and AM Physicians LLC, dated as of November 2, 2020.

2.4**	Waiver and First Amendment to Agreement and Plan of Merger, by and among UpHealth Holdings, Inc., UpHealth BHS Merger Sub, Inc., BHS Merger Sub 1, LLC, Behavioral Health Service, LLC and the AM Physicians LLC, dated as of November 20, 2020.

2.5**	Second Amendment to Agreement and Plan of Merger, by and among UpHealth Holdings, Inc., Behavioral Health Service, LLC and the AM Physicians LLC, dated as of February 6, 2021.

2.6**	Agreement and Plan of Merger, by and among UpHealth Holdings, Inc., UpHealth MedQuest Merger Sub, Inc., Innovations Group, Inc. and Jeffrey R. Bray, dated as of November 2, 2020.

2.7**	First Amendment to Agreement and Plan of Merger, by and among UpHealth Holdings, Inc., UpHealth MedQuest Merger Sub, Inc., Innovations Group, Inc. and Jeffrey R. Bray, dated as of January 19, 2021.

2.8**	Amended and Restated Agreement and Plan of Merger, by and among UpHealth Holdings, Inc., UpHealth Thrasys Merger Sub, Inc., Thrasys, Inc. and Shareholder Representative Services LLC, dated as of November 20, 2020.

2.9**	First Amendment to Amended and Restated Agreement and Plan of Merger, by and among UpHealth Holdings, Inc., Thrasys, Inc. and Shareholder Representative Services LLC, dated as of February 17, 2021.

2.10**	Agreement and Plan of Merger, by and among UpHealth Holdings, Inc., UpHealth TTC Merger Sub, Inc., TTC Healthcare, Inc. and TTC Healthcare Partners, LLC, dated as of October 30, 2020.

2.11**	Waiver and First Amendment to Agreement and Plan of Merger, by and among UpHealth Holdings, Inc., UpHealth TTC Merger Sub, Inc., TTC Healthcare, Inc. and TTC Healthcare Partners, LLC, dated as of January 25, 2021.

2.12**	Second Amendment to Agreement and Plan of Merger, by and among UpHealth Holdings, Inc., UpHealth TTC Merger Sub, Inc., TTC Healthcare, Inc. and TTC Healthcare Partners, LLC, dated as of February 8, 2021.

Exhibit No.	Description

2.13**	Fourth Amendment to Business Combination Agreement, dated as of May 30, 2021, by and among GigCapital2, Inc., UpHealth Holdings, Inc. and UpHealth Merger Sub, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by the Registrant on June 2, 2021).

2.14**

Second Amendment, dated as of June  9, 2021, to the Business Combination Agreement, dated as of November 20, 2020, by and among GigCapital2, Inc., Cloudbreak Health, LLC, Cloudbreak Merger Sub, LLC, solely with respect to Section  7.15, Chirinjeev Kathuria and Mariya Pylypiv and UpHealth Holdings, Inc., and Shareholder Representative Services LLC (incorporated by reference to Exhibit 2.4 to the Company’s Current Report on Form 8-K filed with the SEC on June  15, 2021)

3.1**	Second Amended and Restated Certificate of Incorporation of UpHealth, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2021)

3.2**	Amended and Restated Bylaws of UpHealth, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2021)

4.1**	Specimen Common Stock Certificate of GigCapital2, Inc. (incorporated by reference to Exhibit 4.2 of GiGapital2’s Registration Statement on Form S-1 (Registration No. 333-231337) filed with the SEC on May 9, 2019).

4.2**	Amended and Restated Warrant Agreement, dated June 9, 2021, by and between GigCapital2, Inc. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2021)

4.3**	Indenture, dated June 9, 2021, by and between UpHealth, Inc. and Wilmington Trust, National Association, a national banking association, in its capacity as trustee thereunder (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2021)

5.1**	Opinion of DLA Piper LLP (US).

10.1**	Unit Purchase Agreement, dated June 5, 2019, by and between GigCapital2, Inc. and GigAcquisitions2, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed by the Registrant on June 10, 2019).

10.2**	Unit Purchase Agreement, dated June 5, 2019, by and between GigCapital2, Inc. and EarlyBirdCapital, Inc. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, filed by the Registrant on June 10, 2019).

10.3**	Unit Purchase Agreement, dated June 5, 2019, by and between GigCapital2, Inc. and Northland Gig 2 Investment LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K, filed by the Registrant on June 10, 2019).

10.4#**	GigCapital2, Inc. 2021 Equity Incentive Plan (included as Annex K to GigCapital2’s proxy statement/prospectus filed with the SEC on February 8, 2021).

10.5**	Stockholder Support Agreement dated as of November 20, 2020, by and among GigCapital2, Inc. and certain stockholders of UpHealth Holdings, Inc. (included as Annex D to GigCapital2’s proxy statement/prospectus filed with the SEC on February 8, 2021).

10.6**	Member Support Agreement, dated as of November 20, 2020, by and among GigCapital2, Inc. and certain members of Cloudbreak Health, LLC (included as Annex E to GigCapital2’s proxy statement/prospectus filed with the SEC on February 8, 2021).

10.7**	Sponsor Support Agreement, dated as of November 20, 2020, by and among GigCapital2, Inc., GigAcquisitions2, LLC and Cloudbreak Health, LLC (included as Annex F to GigCapital2’s proxy statement/prospectus filed with the SEC on February 8, 2021).

Exhibit No.	Description

10.8**	Form of PIPE Subscription Agreement (included as Annex I to GigCapital2’s proxy statement/prospectus filed with the SEC on February 8, 2021).

10.9**	Form of Convertible Note Subscription Agreement (included as Annex J to GigCapital2’s proxy statement/prospectus filed with the SEC on February 8, 2021).

10.10#**	Amended & Restated Employment Offer Letter (Martin S.A. Beck)

10.11#**	Amended & Restated Employment Offer Letter (Alfonso W. Gatmaitan)

10.12#**	Amended & Restated Employment Offer Letter (Chirinjeev Kathuria)

10.13#**	Amended & Restated Employment Offer Letter (Mariya Pylypiv)

10.14#**	Ramesh Balakrishnan Employment Agreement

10.15**	Forward Share Purchase Agreement dated June 3, 2021, by and between GigCapital2, Inc. and Kepos Alpha Master Fund L.P. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by the Registrant on June 4, 2021).

10.16**	Form of Amendment to Subscription Agreement (PIPE), dated June 8, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2021)

10.17**	Form of Amendment to Subscription Agreement (Reduction in Purchase Amount), dated June 8, 2021 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2021)

10.18**	Form of Termination of Subscription Agreement, dated June 8, 2021 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 14, 2021)

10.19**	Registration Rights and Lockup Agreement, dated June 9, 2021, by and among UpHealth, Inc. and certain stockholders (Cloudbreak) (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2021)

10.20**	Registration Rights and Lockup Agreement, dated June 9, 2021, by and among UpHealth, Inc. and certain stockholders (UpHealth Holdings) (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2021)

10.21#**	Cloudbreak Health LLC 2015 Unit Incentive Plan (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2021)

10.22#**	Form of Cloudbreak Health LLC Unit Option Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2021)

10.23#**	2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2021)

10.24#**	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2021)

10.25#**	Form of Option Agreement (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K filed with the SEC on June 15, 2021)

23.1**	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

23.2	Consent of BPM LLP, with respect to GigCapital2, Inc.

23.3	Consent of Plante & Moran, PLLC, with respect to Thrasys.

23.4	Consent of Plante & Moran, PLLC, with respect to Innovations Group.

Exhibit No.	Description

23.5	Consent of Plante & Moran, PLLC, with respect to TTC Healthcare.

23.6	Consent of Plante & Moran, PLLC, with respect to Behavioral Health Services.

23.7	Consent of D. K. Chhajer & Co., PLLC, with respect to Glocal.

23.8	Consent of Hall & Company, with respect to Cloudbreak.

23.9	Consent of Macias Gini & O’Connell LLP, with respect to Cloudbreak.

23.10	Consent of Plante & Moran, PLLC, with respect to UpHealth Holdings, Inc.

24.1**	Power of Attorney, incorporated by reference to page II-9 of Amendment No. 6 of this Registration Statement on Form S-1, filed on June 18, 2021 (No. 333-253146).

101.INS**	XBRL Instance Document

101.SCH**	XBRL Taxonomy Extension Schema Document

101.CAL**	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF**	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB**	XBRL Taxonomy Extension Labels Linkbase Document

101.PRE**	XBRL Taxonomy Extension Presentation Linkbase Document

**	Previously filed.
†

Certain exhibits and schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish a copy of the omitted exhibits and schedules to the SEC on a supplemental basis upon its request.

#	Indicates management contract or compensatory plan or arrangement

(b)

Financial Statements. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant, hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 25, 2021.

UPHEALTH, INC.

By:	/s/ Dr. Ramesh Balakrishnan
Name:	Dr. Ramesh Balakrishnan
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Position	Date

/s/ Dr. Ramesh Balakrishnan Dr. Ramesh Balakrishnan	Chief Executive Officer (Principal Executive Officer)	June 25, 2021

/s/ Martin Beck Martin S. A. Beck	Chief Financial Officer (Principal Accounting and Financial Officer)	June 25, 2021

* Dr. Chirinjeev Kathuria	Co-Chairman of the Board of Directors	June 25, 2021

* Dr. Avi S. Katz	Co-Chairman of the Board of Directors	June 25, 2021

* Moshe Bar-Siman-Tov	Director	June 25, 2021

* Dr. Raluca Dinu	Director	June 25, 2021

* Nathan Locke	Director	June 25, 2021

* Neil Miotto	Director	June 25, 2021

* Dr. Mariya Pylypiv	Director	June 25, 2021

* Agnès Rey-Giraud	Director	June 25, 2021

* Jerome Ringo	Director	June 25, 2021

*By:	/s/ Martin Beck
Martin S. A. Beck, as attorney-in-fact